Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Barringer Technologies, Inc.
New Providence, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 1996, relating to the consolidated financial statements and schedule of Barringer Technologies Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/S/ BDO Seidman, LLP
BDO Seidman, LLP

Woodbridge, New Jersey
September 26, 1996